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                                                                    Exhibit 23.2



                         Independent Auditors' Consent


The Board of Directors
Key Energy Services, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus. Our report refers to a change in the method of accounting for derivatives instruments and hedging activities in 2001.

                                       /s/ KPMG LLP

                                       KPMG LLP


Dallas, Texas
May 31, 2002